UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 7, 2008

Date of Report (Date of earliest event reported)

CENTRO NP LLC

(Exact Name of Registrant as Specified in Charter)

Maryland	1-12244	64-0955724
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

420 Lexington Avenue, New York, New York 10170

(Address of principal executive offices, including zip code)

212-869-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Letter Agreement Amendment

On May 7, 2008, the Company entered into a letter agreement (the “Letter Agreement Amendment”) modifying and waiving provisions of the Revolving Credit Facility (as hereafter defined) and the Letter Agreement, dated as of February 14, 2008 (the “Letter Agreement”) relating to the Company’s $350.0 million unsecured revolving credit facility (the “Revolving Credit Facility”) with Bank of America N.A., as administrative agent.

A copy of the Letter Agreement Amendment provided above is qualified in its entirety by reference to the full and complete terms contained in the Letter Agreement Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

10.1	Letter Agreement, dated as of May 7, 2008, among Centro NP LLC, Bank of America N.A., as agent, and certain other parties

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2008	CENTRO NP LLC

	By:	/s/ Steven Siegel
		Name:	Steven Siegel
		Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Letter Agreement, dated as of May 7, 2008, among Centro NP LLC, Bank of America N.A., as agent, and certain other parties